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                                EXHIBIT 99


FOR IMMEDIATE RELEASE

CONTACT: CHARLES P. TORREY, CHIEF EXECUTIVE OFFICER, ENERGY SEARCH, INCORPORATED, 423-531-6562


                   ENERGY SEARCH, INCORPORATED ANNOUNCES
           BOARD OF DIRECTORS' APPROVAL OF STOCK REPURCHASE PLAN


    KNOXVILLE, Tennessee, June 30, 1998 -

    Energy Search, Incorporated (Nasdaq: EGAS; BSE: EYS) today announced that its Board of Directors has authorized the Company to repurchase up to 100,000 shares of the Company's common stock in open market, privately negotiated or other transactions in conformity with the rules of the Securities and Exchange Commission. As of June 17, 1998, the Company had 3,773,241 common shares outstanding.

    "This action reflects Energy Search's confidence in its financial position as well as optimism in the Company's future growth prospects," said Charles P. Torrey, Chairman and Chief Executive Officer.

    Energy Search, Incorporated is an independent oil and gas exploration and production company focused primarily on developmental drilling and production of natural gas reserves in the Appalachian Basin and elsewhere in the mid-continent region of the United States.

    Certain statements in this news release respecting future expectations and plans regarding financial condition and results of operations and business may be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as the inherent uncertainties in interpreting geologic and engineering data relating to underground accumulations of oil and gas, discussed in detail in the Company's Securities and Exchange Commission filings. Actual results may vary materially.

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